 RSU Agreement

Executive Retention Bonus

UK Employees

CAMBRIDGE DISPLAY TECHNOLOGY, INC.
RESTRICTED UNITS AGREEMENT
(FOR UK EMPLOYEES)

THIS AGREEMENT is made on 29 January 2007

BETWEEN:-

(1) CAMBRIDGE DISPLAY TECHNOLOGY, INC, a Delaware corporation (the "Company") and

(2) [INSERT NAME] (the "Employee")

IT IS AGREED as follows:-

1.        DEFINITIONS AND INTERPRETATION

1.1        The words and expressions set out below have the meanings specified against them:

"the Award"        the award of Restricted Units granted to the Employee under the terms of this Agreement, as set out in Schedule 1 and in accordance with Article V of the Plan;

"the Board"         the Board of Directors of the Company from time to time;

"Change in Control"                        as defined in the Plan;

"the Committee"        the Compensation Committee of the Board from time to time or, following a Change in Control, those persons who comprised the Compensation Committee of the Board immediately prior to such Change in Control;

"the Date of Grant"        the date on which the Award was granted, as set out in Schedule 1 to this Agreement;

"Dividend Equivalents"        as defined in the Plan;

"the Employer"        such member of the Group that is the Employee's employer, or if he has ceased to hold an office or employment within the Group, was his employer or such other member of the Group, or other person, as under the PAYE Regulations or, as the case may be, the NICs Regulations or any other statutory or regulatory enactment (whether in the UK or otherwise) and is obliged to account or would suffer a disadvantage should it not account for any Tax Liability;

"Employer's NICs"        secondary Class 1 National Insurance contributions payable by (or by reference to) the Employer;

"Employee's NICs"        primary Class 1 National Insurance contributions payable by (or by reference to) the Employee;

"Fair Market Value"        the Fair Market Value (as defined in the Plan) of the Shares in respect of which the Award has Vested calculated on the Vesting Date;

"Group"        the Company (and any successor thereto) and any company which is for the time being a Subsidiary of the Company (as defined in the Plan);

"HMRC"        the UK HM Revenue & Customs;

"ITEPA"                                the UK Income Tax (Earnings and Pensions) Act 2003;

"the Liquidity Date"        the date or dates on or after which the Shares acquired on Vesting of the Award may be sold by the Employee without restriction, as set out in Schedule 1 to this Agreement;

"NICs Regulations"        the regulations made for the assessment, collection and recovery of national insurance contributions under Schedule 1 of the Social Security (Contributions & Benefits Act 1992;

"Nominated Broker"        a broker nominated by the Committee from time to time and notified as such to the Employee for the purposes of clause 7 of this Agreement;

"PAYE Regulations"        the regulations made for the assessment, collection and recovery of income tax under section 684 of ITEPA;

"Period of Restriction"                means the period of time between the Date of Grant and the Vesting Date as set out in Schedule 1 to this Agreement;

"Plan"                                the Cambridge Display Technology, Inc. 2004 Stock Incentive Plan,

"Restricted Units"                    a forfeitable right to receive the Shares;

"Shares"                         the number of shares of class A common stock of the Company (with a par value of $0.01 per share) set out in Schedule 1 to this Agreement;

"the Stock Acquisition Date"        the date or dates on which the Shares will be issued following Vesting of the Award as set out in Schedule 1 to this Agreement;

"Tax Liability"                        any liability of the Employer to withhold the statutory minimum of withholding tax due and/or account to HMRC (or any other tax authority in any jurisdiction) for an amount of, or representing, income tax, Employee's NICs and, if expressly referred to in Schedule 1 to this Agreement, Employer's NICs and/or any other tax or social security contributions charge, levy or sum (whether under the laws of the UK or otherwise) which may arise in respect of the Award (whether pursuant to its grant or Vesting, the acquisition or holding of the Shares or otherwise);

"UK"                                United Kingdom;

"Vesting"                        the date on which the Period of Restriction ends (the "Vesting Date") as set out in Schedule 1 to this Agreement (and "Vest" and "Vested" shall be construed accordingly).

1.2        Words and phrases not otherwise defined in this Agreement shall have the meanings given to them in the Plan.

1.3        References in this Agreement to a statute or a statutory provision shall include any modification, re-enactment or extension thereof.

2.        GRANT OF AWARD

2.1        Subject to the terms and conditions of this Agreement and of the Plan, the Committee hereby grants to the Employee the Award in consideration of the Employee's continuing duties and obligations to the Company from the Date of Grant.

2.2        The Award is personal to the Employee and may not be transferred, assigned, mortgaged, charged or otherwise disposed of and shall immediately become void and of no effect in the event of the bankruptcy of the Employee.

2.3        The grant of the Award shall be conditional upon the Employee duly executing and returning to the Company a copy of this Agreement, together with any further documentation specified in Schedule 1.

3.        VESTING OF THE AWARD

3.1        Subject to clauses 5 and 6 below, the Employee's Award shall Vest fully on the Vesting Date.

3.2        Upon Vesting of the Award the Employee will become entitled to receive the Shares in respect of which the Award has Vested on the Stock Acquisition Date and the Company shall arrange for such Shares to be delivered to the Employee within 30 days of the Stock Acquisition Date (subject to clause 8 below).

4.        DIVIDEND EQUIVALENTS

Dividend Equivalents will not be paid to the Employee in respect of the Award nor does the Employee have any right to receive such Dividend Equivalents or any other payments in connection with the payment of dividends on the Company's shares prior to the Stock Acquisition Date.

5.        TERMINATION OF EMPLOYMENT

5.1        Except as may be specified in Schedule 1 or as otherwise determined by the Committee (in its absolute discretion),, the Award shall be forfeited and cancelled upon the Employee ceasing to hold an office or employment with the Group at any time during the Period of Restriction. In such circumstances the Award shall lapse in its entirety on the date of such cessation or, if earlier, the date on which notice of such cessation is given by either party.

5.2        If the Employee ceases to hold an office or employment with the Group at any time following the Period of Restriction (i.e. on or after the Vesting Date) then the Award will continue to be governed by terms of this Agreement.

5.3        For the purposes of this clause 5, the Employee shall not be treated as ceasing to hold an office or employment within the Group unless and until he no longer holds any office or employment with any member of the Group.

6.        CHANGE OF CONTROL

6.1        Subject to Section 9.2 of Article IX of the Plan, if a Change in Control occurs at any time during the Period of Restriction, the Award shall Vest fully immediately prior to, or on the occurrence of, the Change in Control. For the avoidance of doubt, the timing and mechanics of such Vesting shall be determined by the Committee taking into account the relevant Change in Control.

6.2        Upon Vesting of the Award under this clause 6, the Employee will become entitled to receive the Shares in respect of which the Award has Vested and the Company shall arrange for such Shares to be delivered to the Employee within 30 days of the Vesting Date (subject to clause 8 below).

7.        RESTRICTIONS ON DEALING IN SHARES

7.1        Subject to being permitted to sell a sufficient number of Shares acquired on the Stock Acquisition Date in order to comply with the obligations under clause 8 below and unless the Committee (in its absolute discretion) determines otherwise, the Employee may not sell any of the Shares acquired pursuant to the Award prior to the relevant Liquidity Date.

7.2        In addition to the above and unless the Committee (in its absolute discretion) determines otherwise, the Employee may only sell (or otherwise trade in) the Shares through the Nominated Broker.

7.3        By accepting the Award and signing this Agreement, you acknowledge that you understand the Company's policy on, and are aware of and understand your obligations under federal securities laws with respect to, trading in the Company's securities. The Company will have the right to recover, or receive reimbursement for, any compensation or profit you realize on the disposition of Shares received for Restricted Units to the extent that the Company has a right of recovery or reimbursement under applicable securities law. If you are an 'affiliate' of the Company, you may dispose of any Shares issued with respect to your Restricted Units only pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or an exemption or exclusion from the registration requirements.

8.        TAXES

8.1        The Employee hereby indemnifies the Company and/or the Employer against any Tax Liability arising as a result of anything done pursuant to this Agreement. Without prejudice to the generality of the foregoing, the Company and/or the Employer shall be entitled to recover the Tax Liability due from the Employee in such manner as the Board shall think fit and in particular no Shares shall be delivered to the Employee (or cash paid in lieu of Shares) unless the Employee has either:-

        8.1.1        made a payment to the Company and/or the Employer of an amount equal to the Tax Liability; or

        8.1.2        entered into arrangements with the Company and/or the Employer to secure that such a payment is made (whether by authorising the Company to procure the sale of some or all of the Shares on his behalf and authorising the payment to the Company and/or the Employer of the relevant amount out of the proceeds of sale or authorising a deduction from salary and other cash payments made or otherwise).

8.3        In the event that Shares acquired on the Stock Acquisition Date are "restricted securities" within the meaning of Chapter 2 of Part 7 to ITEPA 2003, the Employee shall, unless the Board directs otherwise, enter into a joint election with the Company (or his employer company, if different) under section 431(1) of ITEPA 2003 (disapplying all the restrictions attaching to the Shares acquired) in the form prescribed or agreed by HMRC to elect to pay income tax (if any) computed by reference to the unrestricted market value of the Shares acquired no later than 14 days after the acquisition of such Shares (or such longer period as HMRC may direct).

9.        GENERAL

9.1        The Award granted under this Agreement does not form part of the Employee's terms and conditions of employment with the Group and is a matter entirely separate from any entitlement the Employee may have from his employment with the Group. In particular (but without limiting the generality of the foregoing) if the Employee ceases to be an employee or officer of the Group for any reason whatsoever he/she shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Agreement which he/she might otherwise have enjoyed whether such compensation is claimed by way of damages for unfair dismissal, wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever and by executing this Agreement the Employee irrevocably waives any such right.

9.2        Any notice in writing to be given to the Employee under this Agreement shall be sufficiently given if sent through the post in a prepaid cover addressed to him/her at his/her address last known to the Company. The Employee shall notify the Company in writing of any change of address. Any notice in writing to be given to the Company shall be properly given if sent to or left at the registered office of the Company, addressed for the attention of the Company Secretary.

9.3        If any matter arises in connection with the Award or its operation for which provision is not made in this Agreement or the Plan such matter shall be resolved, dealt with or provided for in such manner as the Board (taking account of the recommendations of the Committee) shall in its absolute discretion think fit. The Board's decision on any matter concerning the Award shall (subject as expressly provided to the contrary in this Agreement) be final and binding. In making such decision the Board shall be entitled to have regard principally to what it considers (in its absolute discretion) to be in the best interests of the Company and the shareholders holding the majority of all of the issued share capital of the Company at that time.

9.4        The grant of Restricted Units, the issuance of Shares with respect to Restricted Units and the disposition of such Shares are subject to the provisions of the Plan and any rules the Committee may prescribe. The Plan document, as may be amended from time to time, is incorporated into this Agreement. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the Plan will control. By accepting the Award, you acknowledge receipt of the Plan, as in effect on the date of this Agreement.

10. GOVERNING LAW

        This Agreement and the rights and obligations of the Company and the Employee shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and madatorily applies.

11. PERSONAL DATA

        The Employee consents to the holding and processing of data about him and his dependants (including sensitive personal data) for the purposes of administering the Plan and the disclosure of such data (even outside the European Union) to the Employer or any member of the Group and to any potential purchaser of the Employer or of its business or of any member of the Group or of its business, and to the advisors and administrators of the same.

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement on the date first above written.

Acting By:________________________
Name:
Title:
SIGNED by EMPLOYEE

____________________________________

SCHEDULE 1

The Award

Shares

[INSERT SHARES]
Date of Grant

Period of Restriction

23 months and 2 days from (but not including) the Date of Grant
Vesting Date

Stock Acquisition Date(s)

20% [INSERT 20% OF SHARES] of the Shares on the 15th day (or next working day where the 15th is not a working day) of each of January, February, March, April and May 2009

Liquidity Date(s)*

as per the Stock Acquisition Dates above
Employer's NICs

By accepting the Award (and signing this Agreement) the Employee agrees to enter into the election (in a form approved by HMRC and acceptable to the Company) pursuant to which the Employee agrees to assume the liability to pay for the whole of the Employer's NICs arising in respect of the acquisition of Shares pursuant to the Vesting of the Award (and grant of the Award is conditional upon the delivery of such election).

Recovery of Tax Liability (including the Employer's NICs referred to above)

By accepting the Award (and signing this Agreement) the Employee agrees to enter into the Power of Attorney set out in Schedule 2 to this Agreement, authorizing the Company to sell a sufficient amount of Shares on his/her behalf to settle the Tax Liability due (and Vesting of the Award is conditional upon the delivery of such Power of Attorney).

*subject to clause 7.1

SCHEDULE 2

Power of Attorney

By this Power of Attorney made on 29 January 2007, I, [INSERT NAME] HEREBY APPOINT any director or officer of Cambridge Display Technology, Inc. (the "Company") to act as my attorney with authority in my name and on my behalf to sign or execute any such and all agreements, instruments, deeds or other papers and to do all things in my name as may be necessary to facilitate the sale, on whatever terms they may determine, of a sufficient number of the shares of common stock in the capital of the Company to be issued or transferred to me (the "Shares") pursuant to an award granted to me on 29 January 2007 (the "Award") in order to fund the payment of any Tax Liability (as defined in the agreement governing the Award (the "Agreement")) to be accounted for by the Company or any of its subsidiaries in respect of my Award, together with any incidental costs incurred in connection with the sale of such Shares.

I declare that this Power of Attorney, having been given by me to secure my obligations in connection with the terms of the criteria applicable to the acquisition of Shares by me under the Award (as set out in the Agreement) shall be irrevocable in accordance with Section 4 of the Power of Attorney Act 1971.

IN WITNESS whereof this Power of Attorney has been duly executed

EXECUTED as a DEED and                )
DELIVERED by                        )
[INSERT NAME]                        )
in the presence of:-                        )

Witness name:

Address:

Occupation: